Consulting Agreement

THIS CONSULTING AGREEMENT (the "Agreement") dated this **16th day of July 2014**

BETWEEN

Client: **AMERICATOWNE INC**

Consultant: **GLOBAL WISDOM GROUP INC**

BACKGROUND

The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide services to the Client.

The Consultant is agreeable to providing such services to the Client on the terms and conditions set out in the Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipts and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

A. Prepare quarterly and annual financial statements for the Client and its subsidiaries and notes to the financial statements;

B. Design, review and test the internal control over financial reporting when needed;

C. Assisting in preparing 10-Q and 10-K for SEC routine filings;

D. Assisting in preparing and reviewing other SEC filing documents and responding to SEC comments, requests, etc.

Client's Responsibilities

1. It is understood and agreed that the Services may include advice and recommendations, but all decisions in connection with the implementation of such advice and recommendations shall be the responsibility of, and made by, the management of the Client.

2. The Client agrees that in providing the above services, the Client will provide full cooperation and assistance for the success of the completion of the Services.

Terms of Agreement

3. The terms of this agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, subject earlier termination as provided in this agreement. The Term of this agreement may be extended by mutual written agreement of the Parties.

4. In the event that either Party wishes to terminate this Agreement, that Party will be required to provide thirty (30) days notice to the other Party.

Compensation

5. The Client will provide compensation (the "Compensation") to the Consultant. The Consultant may charge flat rate for certain services and per deem rate for others. The per deem rate is $125.00 to $325.00 per hour depending on the nature of the services provided. The Client will also be billed for travel and other out-of-pocket costs such as report production, word processing, postage, etc. The Client will be billed for the services rendered and/or periodically and due upon receipt. The Client in principle agrees with the fee structure described herein.

6. The Client agrees to pay $2,500 retainer fee at the signing of this Agreement. The $2,500 retainer fee will be applied to the future billing for the services rendered.

Capacity/Independent Contractor

7. In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

8. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties in this Agreement as follows:

   a. AmericaTowne Inc
   353 E. Six Forks Road, Ste. 270
   Raleigh, NC 27609
   Fax: 702-825-2841
   Email: ap@americatowne.com

   b. Global Wisdom Group Inc.
   P.O. Box 4078
   Woodbridge, CT 06525
   Fax (203) 413-6486
   Email: kruancpa@gmail.com

   Or to such other address as any Party may from time to time notify the other.

Modification of Agreement

9. Any amendments or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Assignment

10. The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without prior written consent of the Client.

Entire Agreement

11. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Governing Law

12. It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, or by the laws of the state of North Carolina, without regard of the jurisdiction in which any action or special proceeding may be submitted.

Severalty

13. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will be nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from remainder of this Agreement.

Waiver

14. The waiver by either Party of a breach, default, delay or omission of any of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on **this 16th day of July 2014.**

CLIENT ____________________

CONSULTANT ____________________